Exhibit 23(a)-Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 002-84202 on Form S-8 of the Herman Miller, Inc. Profit Sharing and 401(k) Plan of our report dated November 23, 2010 appearing in this Annual Report on Form 11-K of the Herman Miller, Inc. Profit Sharing and 401(k) Plan for the year ended May 29, 2010.

/s/ Crowe Horwarth LLP

Grand Rapids, Michigan
November 23, 2010